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Ashish Gupta, Investor Relations:

Thank you everyone for joining us today. My name is Ashish Gupta from the investor relations team. We want to welcome everyone to the CorpAcq Analyst Day with Churchill. We'll begin the presentation with an introduction from Simon Orange and Michael Klein.

Simon Orange, Founder & Chairman, CorpAcq:

Hello everybody, I'm Simon Orange. Thanks for coming today. I hope you find it useful. We love what we do at CorpAcq and we're excited to do more of it. The businesses we are involved with are full of lovely hardworking people, and as I'm sure you know, great companies are made up of great people. We couldn't have achieved what we have without the people both in CorpAcq and in our businesses. We're very much appreciative of that. I'm Simon Orange. I'm the founder and chairman of CorpAcq. We have Michael Klein, who's the chairman and CEO of Churchill. I'm sure he'll introduce himself in a bit more detail later on. We have David Martin over here. He joined CorpAcq 16 years ago and has been with us ever since. And to my right we've got Stuart Kissen who joined more recently in 2019 and he heads up our acquisitions.

About 20 odd years ago, I sold out of a business I was involved in at the time and thought I wanted to retire. It took me about three weeks to realize, that's not a good idea and I needed to do something. And one of the things I did was I bought a small engineering business off my old chairman who was emigrating to the US. It was only a small business. I thought it was a nice easy acquisition to use as an income.

I decided to approach the bank just to see if there's any chance they would lend any money against it, not with much hope to be honest, and was absolutely shocked to get an offer from them. I thought, "I wonder if there are more of these. There seems to be a nice opportunity here for these small and medium-sized businesses." And I went about looking to see if there were more. I found at another couple within the same year or two and then decided there was a huge opportunity, a gap in the market if you will. I set CorpAcq up with the idea of seeing how many of these we could get.

That's the pre-CorpAcq story and how we started. A little bit on CorpAcq, it's a very, very simple business. We buy profitable, cash generative, stable, long trading businesses with good management teams and defensible market positions. We've got a portfolio of 42 companies at the minute. They're all profitable, they're trading well and they're growing nicely. We've managed over the last 17 years to become the preferred buyer of these businesses in the UK and this allows us to buy really well and get tremendous returns. We can buy attractive multiples and the structure which reduces our risk significantly. We've ended up in a great position and we'll go into a bit more detail of how and why we've got the status. Today in 2023, we have produced about £126 million of EBITDA, $162 million, for anyone who wants to work in dollars, and we're entering 2024 with a current run rate of about $169 million, but with the intention certainly of buying a lot more businesses this year and every year going forward.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Thank you very much. Thank you Simon, and thank you all for coming here today. Many of you have known the Churchill business for some time, but for those of you who don't, we have been a leader and an active participant in creating public equity vehicles for about 20 plus years. And under the Churchill franchise really since 2017. We've been fortunate to create seven companies, that'll be including this. Every transaction that we have been associated with, we have found extraordinarily strong partners, well led by strong management teams. We've never failed to have appropriate minimum cash and full capital to grow businesses. And in no circumstance have we had a situation where shareholders were not afforded the opportunity over multiple time periods to make significant gains between 20% and 600% on their capital. In part, we've been able to do so because we've built a business around this.

We have more than two dozen people whose full-time job is to not only find transactions, diligence transactions, build companies collectively with great management teams. We have 22 operating partners that range from the former CEO of Ford and the former CEO of Dow Chemical through till technology leaders and others including Sam Altman and the like who give us not only insights in business but the ability to help businesses extend. And obviously as you learn more about this great company, CorpAcq with 42 subsidiaries, we hope those individuals that are part of our stable can be significantly value added. We do have and we pride ourselves on having the ability to have very strong relationships with each of you around the table and on the phone because we think that having good quality research coverage and good quality distribution of securities is critical, and it’s partially critical because we are long-term owners.

CorpAcq Transcription	Page 1 of 39

We don’t have a fund. We invest our capital and transactions and we hold. We not only hold contractually by long-term, but in every situation we set up significant vesting hurdles. You’ll hear in this case we've taken 75% of our, so-called promote, and we've put that not only at risk for the shares to grow to $15 per share before we kick back in part of our ownership, but also in order to have the right transaction value wise for our shareholders, we've offered management a significant portion of our promote if the stock hits $15 per share. We hold for the longterm. We have in our past, transactions been almost 100% continued ongoing holders, and this is our capital and not our fund's capital. We build this shareholder alignment and then we stay involved not only as board members but actively assisting whether it comes to refinancing of businesses or extending businesses.

Now, if you skip the page, this is truly a compelling opportunity. When we created Churchill VII, and Churchill VII is the last, if you will, large public equity vehicles that was raised. We raised it with the specific intention of finding not only a unique company, but also having one that was global and potentially internationally based. We have found that with CorpAcq. We found that almost 18 months ago, and we've solely focused on this transaction from the moment that we had the opportunity to. We were fortunate. My partner Mark had the relationship with a small private equity firm that was an investor in CorpAcq, and when we found CorpAcq, we were immediately attracted to what is an extraordinary business. You've heard a bit of it, I don't want to be overly repetitive because you're going to hear a lot more about it, but CorpAcq is the preferred acquirer of founder led businesses that are in what I would clearly state are the small but scalable business.

They're not on the technology end, they're not on the commodity end. On average, the businesses they buy have about 100 people, have 30 years of trading history, have £3 to £4 million of EBITDA and are steady, stable growing businesses that with the founders involved and their desire to stay involved, they are looking for a permanent capital partner, typically for their estate planning. The result of that search for a permanent capital partner, as you'll hear from Stuart, is they have the ability to buy these at four times cashflow, not four times pro forma cashflow, not four times future cashflow, four times historic cashflow. They're generating 20% return on invested capital unlevered on their acquisitions. With Dave's help, because Dave comes at this from Nestle and other larger cap companies, they have the ability to manage the business so that EBITDA has been 7% to 9% organic growth, and last year almost 11%. And since COVID, and they have the ability to manage this with better data, better scale, buying better capital than these businesses could on their own.

It's a very attractive business. On top of the 46 businesses they bought, what you will hear is the more than 100,000 businesses in just the UK market alone that fit their criteria and their unique pipeline. Our goal here with this transaction was to simply put, bring in capital that was the next phase for CorpAcq. Simon founded with his own money and a little bit of extra money. He brought in some alternative capital providers. He brought in a small private equity firm, Goldman Sachs put up £100 plus million of PREF. We then took what was an alternative capital structure and with UBS and others' help, refinanced that as you'll hear about today, extremely attractively. And the next play is the IPO. It's a very rational, consistent step forward for this business over the past two decades. Having the capital will allow them to operate at one and a half times leverage and have enough capital on their balance sheet to take that $169 million run rate EBITDA and double that with the capital on their balance sheet.

CorpAcq Transcription	Page 2 of 39

The company has announced their stated intention to pay a dividend, grow that dividend with a 50% increase based upon the new acquisitions they make free cashflow generated. That just doesn't happen because most companies that are brought to market in this form don't have existing strong cash cashflow. They don't have cashflow that's growing organically 8% to 9% per year before acquisitions. They don't have the ability to pay dividends in this form and they don't have a portfolio of growth in front of them, and that's because this entrepreneurial management team has set this business up for unique success.

Now, what we will see for all of us and why are we excited, we have plus/minus $50 million of invested capital. We have unvested 75% of what we own. We've got a long-term lockup. What we see is baseline organic growth that last year was 10% to 11% EBITDA. Historically it's been seven to 9%. It's a very stable set of businesses. You'll hear it's 90 plus percent B2B. It's not a consumer business, it's not a commodity business. On top of that, the M&A portfolio, which since we announced this transaction a few months ago, has only grown. It's more than doubled in terms of the near term acquisition portfolio that's in front. We expect just as they've done in the past, close to 20% EBITDA growth, organic plus inorganic on an annual basis ongoing. You'll have a growing business, you'll have a growing dividend.

The last piece of the puzzle, which is of course critical for us is we have to set this up from an appropriate value perspective. It's critical for us and part of the important negotiation we had in giving up some of our own equity to the management was to set this up in the right way. You'll see that the valuation is at about a 50% to 60% discount of its peers. We'll talk about that toward the end. Most of you in the US will not be aware of all of the developments in the Nordic and European and UK market, but there's now eight or so public and 20 private of what's called compounders, which are following similar business models that because they've had more capital, they're up at 200, 225companies as opposed to where CorpAcq is today, which is an earlier part of the journey.

Those businesses pay a small dividend. We're setting this up to be successful day one just as all the companies we've brought to market have been right out of the box.

Simon Orange, Founder & Chairman, CorpAcq:

Thanks, Michael. I don't really need to say anything else. I think that explains it all. The next sheet, the CorpAcq platform today. We have 42 businesses. They're very diversified. These companies are very, very stable. On the downside, probably very few if none of them are going to double in revenues in a year or two years or three years. But on the upside, none of them are going to drop dramatically either. The average length of trading in the businesses in our portfolio is 30 years. These businesses are stable and mature. They've been through a number of economic cycles. They know how to operate. They are almost boring in their predictability of repeated profitability. We have acquired 46 companies.

We've sold three for various different reasons. It's not our MO, we don't want to sell businesses, we want to hold for the long term. But for various reasons we've sold three, and each time we've had a double-digit return on the amount of cash invested, so between about 12 and 15 times return on cash invested. It certainly wasn't a bad experience. We're closing in on a billion dollar revenue, so we're a nice size. As you can see, the last 12 months revenue was £669 million at $860 million, and 2023 was $938 million. We've grown to a decent size and we're very, very close to one of my personal targets, which was a billion pounds revenue.

CorpAcq Transcription	Page 3 of 39

On the next sheet, you can see the history of what we've acquired and when we've acquired it. Each of these 42 businesses here, we've paid an average of four times EBITDA. We've got a proven M&A strategy and we've executed it consistently for 17 years. As you can see, in 2018, we bought eight businesses because we had the capital available. That's been the main limiting factor to CorpAcq is always having a war chest and capital available to make acquisitions. This transaction will give us that, and we've already shown we can do eight deals in a year, and we intend to be doing more than that. I think they added up to about $25 million of EBITDA, and that's what we want to do consistently going forward.

We're still cautious acquirers. Each business we buy needs to tick half a dozen boxes, otherwise we won't do the deal. And you can see in 2020, the COVID year, we went into that year with about 10 deals in process and COVID hit. We didn't know how bad it was going to be and we just stopped acquisitions completely. We don't want to buy anything that's going to go wrong. We stopped all acquisitions. We focused on our existing portfolio to make sure each one of those businesses got through and traded through COVID, and we were very, very successful at that. It's undeniable, we've bought 46 businesses, we've still got 42 of them and an average at four times EBITDA, all we need to do is carry on doing what we've been doing, but we're going to have access to capital through this Churchill transaction.

It's such a simple growth model. Our existing businesses, which have, as I say, traded for a long time will continue growing organically. And on top of that we'll have our consistent and accretive acquisition engine and hopefully $25 million plus a year in acquisitions as long as they fit with our model and our acquisition conditions. This is a low risk strategy, but drives fantastic value. As I've said, I'll try not to keep repeating myself, but the businesses we buy are low risk. We've been consistently successful for 17 years in choosing these businesses. The average trading length of time is 30 years. We keep the management in place, we keep the vendors involved.

We will not buy a business if it involves replacing the management team. We are the preferred buyer in the market, that allows us to buy really well. And the reason we're the preferred buyer ... we will get to that in a little bit more detail, but the reason we're the preferred buy is we're the only company in the UK currently offering what these vendors actually want. They don't want to be taken over by PE with a load of debt put in, with pressure to double or triple the sales, with pressure to cut staff costs, perhaps a rebranding, perhaps a rollup. These vendors, although they might want to have succession planning and tax and estate planning, they do want to stay involved in the businesses if they can be allowed to run them in the way they have been. We offer something that nobody else does. That's how solid it is.

We obviously don't get every deal because perhaps other people may be willing to pay significantly more than we do, but everybody would prefer to sell to us, if we can negotiate an acceptable deal. We then help professionalize the companies but incentivize them to continue running the business. We don't change how they run the business, we work around the edges and we do help to professionalize and increase their growth and their EBITDA and their margins. As Michael said, we do drive organic growth, and over about the last four or five years we've averaged ... well actually before that, but the last four or five years when we've been through a specific audit for this process, we've achieved a 7% EBITDA growth each year. And again, as Michael said, I think it was nearly 11% in 2023. It's a continual effort for us.

CorpAcq Transcription	Page 4 of 39

Sell-Side Analyst:

Why are you measuring growth over five years of financial history?

Simon Orange, Founder & Chairman, CorpAcq:

Well probably from the beginning, but we've been through an audit process specifically for this. And so that's been over the last five years.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Seven to nine, five years, 10 years, 15 years. It's been quite consistent during that period.

Simon Orange, Founder & Chairman, CorpAcq:

I'd like to pass over to David now to start talking about the individual businesses.

David Martin, Chief Executive Officer, CorpAcq:

Good afternoon everyone. We appreciate you being here. We appreciate you taking time to hear about our little business. We are incredibly proud of what we've built over the years. As Simon has alluded to, we have a fantastic management team, some great businesses, great characters, but they're all great to work with. And as Simon has alluded to, we've known each other since the late 1970s, which was before many of you were even born. We've known each other for a long time.

David Martin, Chief Executive Officer, CorpAcq:

One thing I will say, when Simon brought this proposal when he established CorpAcq in 2006 and brought the proposal and his plan to set up this business to me, I had a fantastic job. I was really enjoying life working for Nestle. And he presented this prospectus of how he was going to acquire 10 businesses, two businesses a year over the next five years and I just laughed. I just thought, "It's far too simple."

The reality is, that's what Simon does. He has a vision. It might not be a great deal of structure, but he has a vision, but he's driven to achieve. And one of his greatest skills is employing and surrounding himself with people who will deliver his vision. It gives people a great deal of freedom to do what they do well. And I really want to apologize to you because this is a fantastic business that will create great value going forward, great shareholder value, great stakeholder value for all those involved. But for analysts, it'll be a real challenge. And I think the best advice I can give is look at CorpAcq as a whole. CorpAcq is greater than the sum of the parts.

And if you try and drill down into the constituent bits, which will be the natural instinct, you might miss some of the real value. You might miss some of the real value, which is real tangible businesses with real people, with creative founders who lead these businesses through whatever economic cycle's going on, people with stature and with experience that know how to be robust, whatever the economic environment. And we overlay that, this acquisition platform that allows us to be accretive in bringing in these businesses that allows us to continue to grow. And after Simon had acquired those 10 businesses that I initially left ... I joined 12 months after he set up the business originally as the CFO. After he acquired those, his next ambition was to create this billion-pound business.

And again, I didn't laugh at time because he might've sat me, but I did raise an eyebrow and think, "How on earth are we going to achieve that?" And despite the difficult capital markets in the UK, despite the economic challenges of the financial crash in '08, of COVID, of inflationary environment, we are here today with what we believe is a fantastic offering to create value for lots of people who want to come on the rest of this journey with us.

This first slide, really the message here is just to say, "Look, we have a very diversified portfolio." We are sector agnostic, we are end market agnostic. And that's what we like because that gives us a protection against any vagaries of the economy. No end market accounts for more than 17% of our total revenues. No single business entity is more than 10% of our revenue. And that's the challenge as analysts you will have because we don't fit neatly into any bucket. But as we tell the story, hopefully you'll get a better picture of what we do. But most of these end markets are around 10% of the revenues. So we don't particularly target to go into a specific end market or particular sector. We target good businesses.

CorpAcq Transcription	Page 5 of 39

If we go onto the next slide, it'll just give you a sample of the portfolio. These 10 businesses represent 60% of our 2022 EBITDA, but you'll see the diversity in the businesses. You can read the narrative for yourself, but we've got eCommerce, we've got engineering, we've got material handling, we've got waste services. There's no commonality in there. What I can say is they are all fantastic businesses that are very robust, are very well managed and very well-structured.

If you go onto the next slide, I think it's important to understand that when we acquire these businesses, we don't just let them run in isolation. The model is for each business to be autonomous and to be independent, and that's a message we give to all the founders. And the founders of these businesses set off doing something they love 20 or 30 years ago. They just love what they do. But over the years, as their business has grown scale, they've got frustrated with legislation, with HR issues, with people, with government bodies, with taxes and everything else. And sometimes that's part of the reason they'll come to us and sell, because they will be thinking they want an exit.

What CorpAcq allows them to do is focus on what they love and what they really enjoy, and the reality is they get reinvigorated to the degree that even though everybody is tied in for probably three to four to five years because of the deal structure we have, 80% of our founders are still engaged within our businesses because we create an environment that allows them to go back, to create value through what they love. And so we assist them with all what they perceive to be nonsense around the edges.

So we have a structure, we have a senior teamthere between Simon, our CFO Steve Scott, our COO, Stuart, myself, who collectively have almost 60 years of experience within CorpAcq. So this is a very experienced management team who have refined and developed this model over years. We'll have a finance function, an operations function, administration, health and safety, HR that we can provide to these businesses, because some of these businesses are small in scale. They may have 20 to 100 employees and therefore may struggle to employ an HR department, or struggle to have legal counsel. And we can provide those services to the businesses, which allows, again, the founders to focus on driving true value through revenue and through profitability.

If you go onto the next slide, when we acquire a business, the first thing we do is we take a seat on the board. We employ an investor director. We have a team of investor directors who have a portfolio of businesses. These people themselves are experienced managing directors. They've been experienced at running a business. They're also very good people, because we want to keep the founders engaged and therefore you've got to be able to be all things to all people. You've got to be engaging, you've got to build strong relationships. They're there to protect our asset, but they're also there to be a business partner to the portfolio of businesses they look after.

We establish a board if a board doesn't exist, because in many founder-led businesses, it is all about the founder. But of course, we're interested in putting a governance structure around that and also a succession plan in a very subtle manner by working with the founder to say, "Look, we need a board, we need a senior team." It gives us opportunity to evaluate how well the senior management are within that business. It allows us to get close to that business, to understand what the drivers are, who are the key customers, the key suppliers are, and the buyers. And we do that by sitting down with the founder and this new board that's been established, having a budget process, having a monthly review of the finances.

CorpAcq Transcription	Page 6 of 39

So from day one, we'll have a standard financial reporting pack, which is standard across all of the 42 businesses in the portfolio, which allows us very quickly to look at the financial instruments and the financial results driving that business.

KPIs. Just in that very process of sitting down and asking people to explain where we are, how we've got here, what we could do in the future, again, it not only gives us comfort of how the business has performed, but reengages the business themselves. Because if you've done something the same way for the last 10 or 15 years, having somebody just ask why, can actually create opportunity. And so that control framework is there to provide protection for us, but it also helps drive increases in terms of revenue and profitability.

The next slide is again about the financial processes that we put in. We want standardization because it's easy for us to see what's driving the business. We want reliable monitoring. We want comfort that the information coming out of that business is something we can believe and hold onto, and we want to be able to be responsive and react to that information when it's negative, which is why we don't fail. It's not to say that every one of the 42 or the 45, 46 businesses we have never had problems. Occasionally they have, and we'll come back and give you some examples. But what we are is when it does, we are quick to get involved and to assist the business and to turn around performance or address the issues that are creating the business to have a few difficulties.

And again, if we go to the next slide, I don't know what the press is about the UK in the States, but let me tell you, the UK is a fantastic place to do business and it's a fantastic place to live. I love living in Great Britain. And I think it's a large economy. For a small island, it is a large economy. Unemployment rate is low at 3.7%. If we go back to the '70s when Simon and I first knew each other, it was 12%, 13% at times. We've got low unemployment. The IMF has predicted that our GDP is going to grow four and a half percent over the next five years. Napoleon referred to England as being a nation of shopkeepers. Well, it's still the same today. It's a nation of small business owners. And those small business owners and small businesses outperform the larger business as a whole, because they are flexible and quick to react to whatever's going on in the economy.

Michael Klein, Chairman & CEO, Churchill Capital VII:

I might just jump in and just make just one or two points, because it's probably not immediately apparent to everyone who lives in the US market and sees small cap, private capital formation shifting from a GE credit to various different private credit hedge funds. In the UK there's been essentially four big banks for a very long time. There's not a middle market banking sector. There isn't a large alternative credit sector. In fact, the totality, statistically, of commercial finance for businesses in the UK is about 3% of GDP. The US is 20% of GDP. So these small companies essentially have the ability to get mortgages for their buildings and not much else. So the ability to be part of a CorpAcq, where you have real capital behind you is fundamentally different. It means you don't have the competition for these kinds of acquisitions that you may have on a US basis because the funding isn't there.

Secondly, when you're these sized companies, call it 100 people, call it three plus million EBITDA, virtually all the inputs and virtually all of the outputs are domestic. So you're not taking multicurrency risk that you might take if you were in a business based in Berlin, as an example, that was four or five, six times the size of this. So these are stable businesses with stable currency, very limited access to capital. And the minute they're part of CorpAcq, they have broader market access, broader capital base in addition to, as Dave described, the incremental management oversight.

CorpAcq Transcription	Page 7 of 39

David Martin, Chief Executive Officer, CorpAcq:

And I think it's worth saying that these businesses are incredibly resilient. Our staff are incredibly creative and resilient. Our managers and the founders are incredibly resilient and creative, and that gives us a great deal of consistency. When we look at the financial numbers, I'll come back and talk about that.

If you just go onto the next slide, these are steady, mature businesses in a mature market. They don't have significant swings, which is good and bad. These aren't businesses with high IP or high-tech. They're never going to get double-digit growth, but they're going to consistently grow. And as Michael and Simon alluded to before, we have consistently averaged organic EBITDA growth at around 7%, which is GDP plus. And despite an inflationary environment last year, EBITDA organic growth was around 11%, which shows that we can absorb and pass on that inflation.

There are stable micro economies. The UK as a whole is a small island, but a lot of our GDP and a lot of our inflation can be driven by services, it can be driven by the financial institutions within the UK. Our manufacturing environment, some of our services industry are very steady and very reliable. And again, I think it's important to know, and Michael's alluded, 98% of our revenues are UK and the vast majority of our input costs are UK. So things like Brexit have had no effect on underperformance of our businesses, and equally, again, we don't really get subjected to the exchange rate movements in currencies as well.

So, strong performance despite economic cycles, and we'll come back and talk about that later. I'll just go back to Simon to give a summary.

Simon Orange, Founder & Chairman, CorpAcq:

Thanks, Dave. So the takeaways are we're a low risk company, but with high profitable growth. We've had a track record since 2006. We've acquired companies successfully and run them successfully over the last 17 years. We have 42 of the businesses which are diversified across many end sectors. And we have a decentralized management approach, a standard onboarding process, and an oversight of these businesses to allow us to fully understand them and help them improve. We drive revenues and we drive margin improvement. We'll have a few case studies later in this presentation to explain.

So, very simple, a low risk, high return model, 17 years of success, and all we have to do to achieve our goals is carry on doing what we've successfully done for the last 17 years. I think I'll hand over to Stuart now and he can talk a little bit more about our acquisition strategy. Thank you.

Stuart Kissen, Head of Acquisitions, CorpAcq:

As you've probably realized, from the very top of CorpAcq, deep longstanding relationships are an integral part, and that runs through to the businesses we're acquiring as well and it's a key part of the value proposition that we offer and sets us apart from trade, private equity and other acquirers that are looking at businesses in the UK. And it's what makes us the preferred buyer with the target companies that we're looking at.

So what is it that the SME founders value? They value brand legacy. These businesses have been trading for an average of 30 years. They care about the heritage of their business, they care about the trade name that they have, and they care about the staff that have often been with them for generations in their business. And what we offer them is the fact that we don't roll up their business within any other company in the portfolio. We don't force staff streamlining. We give them an ability to carry on trading independently under their own trading name and continue operating in exactly the same way as they have so successfully before. They also want the confidence that that's going to continue going forward. They don't want to have the fear that they're going to be sold in a number of years to another buyer who may have a different strategy and operate in a different way. They don't want to be subject to a roll-up, they want to have that confidence, and we offer them a permanent capital home for their business. We intend to own their businesses forever. We'll protect their staff and we want to retain their staff, retain their management and leadership in the business, because that creates the continuity of performance for the business and therefore de-risks the investment from our perspective as well.

CorpAcq Transcription	Page 8 of 39

Sell-Side Analyst:

Do you typically acquire 100% of a business? [inaudible]

Stuart Kissen, Head of Acquisitions, CorpAcq:

Majority of the time, we look to acquire 100%, we always acquire a majority stake, a controlling stake in the businesses, and we'll talk about that a little bit further. But we are flexible around those structures. We want to create a structure that works for the business and for the founders as well as for ourselves. But we will always be a majority holder. That's one of our criteria.

Simon Orange, Founder & Chairman, CorpAcq

:

I think probably other than about maybe half a dozen cases, we're 100%. So it's most of the time. But it does suit us sometimes for the vendors to keep a small equity stake.

Stuart Kissen, Head of Acquisitions, CorpAcq:

So founders are also, of course, looking for equity crystallization, whether it's for tax, estate planning purposes, and they also want succession planning. Whilst they want to remain with the business now, they want to know that there's a future for the business going forward. So we're aligned with them on that. We want to retain the founders and the management teams with the business. We want to help them build that succession and allow them to crystallize the value without having to exit the business immediately, as they might have to in a number of other circumstances.

And ultimately, we want to be a partner with them for the next phase of their journey. So we work with them, we have the infrastructure in the portfolio, as David's described, to support the business, allow it to continue growing, and it's this combination that delivers significant value to the founders outside of the pure acquisition pricing.

I think also, if we just skip back, it's worth highlighting, we still have, across the portfolio for over the 17 years, 80% of the founders still involved in the businesses in some capacity, and 95% of the management team still represented by original management in the companies. That continuity lives through the businesses and then we build the succession through that.

And we've got an established proven success at executing this acquisition strategy. First and foremost, in the UK there is a large addressable market for us to go at for companies that we're targeting. So over 90,000 companies that fit our existing portfolio criteria in terms of size and sectors, and it's over 200,000 as we start to look at larger scale businesses and more diversification of sectors.

We have an established strategy to execute this. We're targeting strong, profitable companies with long trading histories, and we're utilizing and prioritizing proprietary origination to find these businesses. So we actively and proactively approach businesses that fit our financial criteria, but we also utilize a network of advisors and our relationships and reputation where we get direct introductions from who are looking for a solution such as ours. And of course, we retain the staff, we support them in their development, and we reinvest, both in those businesses for the future, and also into new businesses through acquisition. The execution of this has been proven over time, over the 17 years, consistently, and we've streamlined that process where we work hand in hand through the acquisition process and then handing over to the operations team for onboarding and ongoing monitoring of those businesses.

CorpAcq Transcription	Page 9 of 39

And here we'll highlight the framework for our acquisition criteria. So first and foremost, mature, stable, consistently profitable businesses with long trading histories, a track record of profitability across a number of economic cycles and stability of performance. As I described before, the opportunity to acquire a majority or complete ownership in all of those businesses. And they're currently all UK-based, where there's a vast opportunity and where we have a significant advantage based on our reputation and scale that we've already established. All of these businesses are of a scale, in the pipeline today, between one and £25 million pounds of EBITDA per annum and highly profitable, over 15% EBITDA margins that we target in the businesses, currently over 17% in the portfolio today. And that shows the high quality of the businesses, barriers to entry, and combined with our acquisition structures and ability to deliver 20% annual cash return on the cash invested in each of those acquisitions from day one.

Christopher Nolan, Ladenbug Thalmann:

Do you do management buyouts?

Stuart Kissen, Head of Acquisitions, CorpAcq:

No, we obviously want to retain the management team themselves, and it's not that the management team are retaining an equity stake when we're purchasing them. We always tend to have it where management are equity owners in the business, and it's typically the founder, though, that we're buying from, but we're looking to retain whoever that selling shareholder is in the business and retain that management.

Simon Orange, Founder & Chairman, CorpAcq:

I think it's fair to say we don't normally do fund management buyouts. Yeah.

Christopher Nolan, Ladenbug Thalmann:

And the other question is, the 20% annual cash returns, I presume the debt is taken on by CorpAcq? [inaudible]

Simon Orange, Founder & Chairman, CorpAcq:

No, we invest some of our equity in there. We've put some debt into the target company itself, which is nonrecourse debt. And we also have a deferred element, which Stuart is just about to go through. So each of these businesses ring-fenced, so if one of them did go wrong at some point, it has no impact upstream. And whatever equity we've put into that business, we've been able to take a 20% cash return on that from day one, and we're looking to increase that with this transaction.

Simon Orange, Founder & Chairman, CorpAcq:

Stuart's just about to go through that in the next-

Sell-Side Analyst:

Do you achieve 20% on all acquisitions?

Simon Orange, Founder & Chairman, CorpAcq:

One of our investment criteria is we can take a 20% return on cash invested.

CorpAcq Transcription	Page 10 of 39

Michael Klein, Chairman & CEO, Churchill Capital VII:

Yeah, they have historically done so. Now, part of it is the base businesses are 15% to 20% EBITDA margins. A lot of it also is when you're paying four times, as Stuart will go through, one multiple being debt you leave on the balance sheet, one multiple being a contingent payment that you only pay if they earn their way to it and actually support it, and only two multiples that are invested, you're paying effectively two times cash for the business. That's been a phenomenal, phenomenal capability which allows this. And the cash returns on an un-levered basis have achieved that historically over the 17-year period.

Sell-Side Analyst:

How many turns of leverage do portfolio companies typically have? [inaudible]

Stuart Kissen, Head of Acquisitions, CorpAcq:

So as per that, we've got one turn of leverage that's in this subsidiary itself. That's typically asset based finance.

Simon Orange, Founder & Chairman, CorpAcq:

Sometimes it can be a bit more, sometimes it can be a bit less, but on average, about one turn, yeah.

Stuart Kissen, Head of Acquisitions, CorpAcq:

And there's the one turn of the full consideration, which sits as a liability for the subsidiary business alone, but ring-fenced down at the subsidiary level.

Sell-Side Analyst:

Are the asset-based loans floating or fixed rate? [inaudible]

Stuart Kissen, Head of Acquisitions, CorpAcq:

Typically it's floating, in most cases. There are some occasions where it's fixed, but typically it's floating. And it's low margin. And here you can see that structure. So this is a framework structure, which is on average across the portfolio what we deploy. So roughly 50% cash, so our equity investment in the business, 25% in debt, and that's that asset-based debt, typically, occasionally for cashflow lending, and then 25% performance linked deferred consideration. And those two elements are ring-fenced to the business and therefore no recourse to the parent. So based on our average acquisition multiples of four times, it's roughly two turns, one turn, one turn in this structure.

Sell-Side Analyst:

Is that an unlevered return? [inaudible]

Stuart Kissen, Head of Acquisitions, CorpAcq:

Correct. So the 20% return for us is on our cash investment.

Mike Shlisky, DA Davidson:

What is the deferred compensation structure? [inaudible]

Simon Orange, Founder & Chairman, CorpAcq:

It's usually between three and five years. Not every single one, but usually between three and five years.

CorpAcq Transcription	Page 11 of 39

Stuart Kissen, Head of Acquisitions, CorpAcq:

Yes, yes, yes.

Michael Klein, Chairman & CEO, Churchill Capital VII:

And it's fixed. Interest free, fixed, no upside.

Simon Orange, Founder & Chairman, CorpAcq:

Yeah. It's just a free form of funding, really. And it's the business's responsibility to pay it, and so the business has to be performing and producing the cash to pay that. Otherwise, that gets pushed down.

David Martin, Chief Executive Officer, CorpAcq:

We've never not paid the deferred, though. I think it's worth saying that. It's always been paid.

Simon Orange, Founder & Chairman, CorpAcq:

Yeah. We've never not paid yet.

Sell-Side Analyst:

Is the 20% return is based on 7 of your portfolio companies? [inaudible]

Stuart Kissen, Head of Acquisitions, CorpAcq:

So for the backups information, yes, that was where we did the snapshot of seven of the most recent and largest acquisitions, and we've detailed that out.

Sell-Side Analyst:

How would it differ across the whole business? [inaudible]

Stuart Kissen, Head of Acquisitions, CorpAcq:

Well, if you look across that entire set, it's now going to be even larger, because on the older transactions, all of the deferred considerations have been paid out, and then therefore that leaves more of a return for us to be able to take going forward.

Simon Orange, Founder & Chairman, CorpAcq:

Sorry, Stuart. I think importantly, going forward, now we've refined this process over a long period of time. Going forward, it's definitely one box we need to tick. Historically, we've sometimes had 100% return on our investment because funding was more easily available 15 years ago than it is today. But I think a 20% is a minimum criteria for us.

Stuart Kissen, Head of Acquisitions, CorpAcq:

And I think just one additional point on the transaction structures that's worth noting, by going into the public markets, it will open up one additional opportunity for us, which is to use public equity as part of those acquisition compensation structures. And that will change the profile of being able to use less cash in those circumstances and increase our returns from ta cash basis.

CorpAcq Transcription	Page 12 of 39

Simon Orange, Founder & Chairman, CorpAcq:

Yeah. So if we could knock that 50% cash down to 25% and use 25% stock for an example, we'd be able to take 40% return on cash invested.

Stuart Kissen, Head of Acquisitions, CorpAcq:

So our acquisition process aligns both with our acquisition criteria and with the cultural alignment with vendors and the business. So we're identifying businesses based on the financial criteria, ensuring it's going to meet all of those metrics that we target, including the cash returns. And then as we approach and make proposals with the business, we're checking the qualitative side; what the vendor motivations are, the alignment culturally that they want to remain with the business, will continue driving the business. And of course, also tailoring the structure of the transaction to suit both CorpAcq and them so that we're aligned going forward.

And as we go through then the more detailed diligence process, we're of course reviewing historic financials, structuring our models to ensure that the history and consistency of their performance is there, and ensure that we negotiate the retention of both the vendors themselves, the management teams, and the continuity going forward.

During the detailed diligence process, we also utilize external parties to help with the financial, legal and operational diligence, using regional and national advisors who are experienced in the UK SME market, and also experienced with CorpAcq, with deals, to help support the transactions. And then of course, as we move to transaction close, we're bringing in the operations teams and making sure we have a smooth handover process so that we get the integration of the businesses into the portfolio.

Sell-Side Analyst:

What accounting standard will be used? [inaudible]

Stuart Kissen, Head of Acquisitions, CorpAcq:

No, so the businesses historically were UK GAAP, and we've converted to IFRS for the transaction purposes. So we'll be reporting on an IFRS basis.

Sell-Side Analyst:

Are investments carried at cost or fair value? [inaudible]

Michael Klein, Chairman & CEO, Churchill Capital VII:

Well, they're consolidated. They're not held as investments. They're consolidated as an operating business. It's not a BDC structure with separate investments. It's a consolidated structure. The one point, and I don't want to go backward, but just because I want to make sure everyone understood it. And on the line there were questions about the 20% return. When you're paying four times for a business, the ability for you to take significant cash out because there's only one times leverage on the business is quite natural. So the 20% structure that Simon is describing is literally taking 20% return on his investment out day one in cash out of the portfolio company into the parent. Now that has the ability to grow beyond 20% because when you've paid off the deferred, which is the second piece of leverage, all that cash is available for you to take out of the business. That's an unlevered return to the parent company. The parent has a small amount of debt and that debt, as you'll learn about in a little bit is it's SOFR plus call it 500.

So the return for the equity investor is obviously much higher than the 20%. It's why they've been able to fund Goldman Sachs preferred that was a 15% cash pay preferred, and fund that and continue to grow their business because the returns embedded in the base businesses when you're buying stable business that are growing at 7% to 9% EBITDA and you're paying four times. So unlike others that are giving you projections of IRRs, this 20% is a construct for their investment decision. Can I take a dividend distribution of 20% out of the base business to the parent company? It is a rigorous part of their diligence process.

CorpAcq Transcription	Page 13 of 39

Simon Orange, Founder & Chairman, CorpAcq:

And this, we're not emptying the companies of money. This allows these companies to still grow and still build cash.

David Martin, Chief Executive Officer, CorpAcq:

We always talk about taking the surplus cash. We also want to make sure this sufficient growth capital always sufficient working capital. But anything after that, once that deferred element's been paid, can be taken up to the parent if needed.

Stuart Kissen, Head of Acquisitions, CorpAcq:

We move forward. You see a snapshot of the current pipeline of opportunities that we're reviewing. And this pipeline continues to expand as we exercise our origination process. But 55 companies, this is already where we've distilled down those that absolutely don't meet our financial criteria. These are all companies we're doing some either initial financial review and/or then as we get into active dialogue, deeper financial review meeting and dialogue with the vendors and management team and site visits to ensure that cultural alignment before then in advanced discussions where we're formulating offers and going forward with offers to those businesses. And sorry, if we can just go back on the slides. Thank you. Thank you. And on the right-hand side, you can see just a snapshot of those businesses we're having active dialogue, how they all meet our investment criteria. So there's an average EBITDA of £6 million for those businesses ranging between £1 and £27 million in individual terms, an average EBITDA margin of 20% and over 35 years of trading history in those businesses.

And in terms then of the opportunity to scale up, our focus remains in the UK both in terms of core opportunities and then a bit larger scale and more diversification of businesses. The runway in the UK is substantial and will give us more than enough opportunity for the next decade to grow our business. Whilst we can think about expansion into other markets, we have such a strong advantage in the UK, the strength of the reputation we've built, the infrastructure we've built, that we want to remain focused entirely in that UK market, and exploit that to grow over the next coming years. And if we look at, and we'll see them later in the presentation and compare to some of the peers, compounding peers predominantly in the Nordics, across those sort of four or five companies, they have over 700 businesses in their portfolios. We're at 42 today. The runway for us to grow in the UK is substantial.

Simon Orange, Founder & Chairman, CorpAcq:

Thanks Stuart. So again, the key takeaways of our acquisition strategy. We are the preferred buyer in almost every single case because of the value proposition we bring and the aligned interest we have with the vendors and the management teams. That's proven with our tried and tested M&A playbook. We've continually bought these companies at the multiples we're talking about and help them grow. We're very, very cautious in what we do, but there are so many opportunities, it's not been difficult for us. We've not had to move away from our criteria. The pipeline we've talked about, all of which fit within our criteria. I have no doubt all of them would prefer to sell to us. It's a question of whether the gap is too big between what we want to pay and what they feel they might be able to get elsewhere. We've got some case studies. Dave, do you want to?

CorpAcq Transcription	Page 14 of 39

David Martin, Chief Executive Officer, CorpAcq:

Okay. Obviously we acquired these businesses and we talked to this a little while ago. We look at how can we grow the business. Now, it's not the main driver of the model, but obviously we want to really get into a culture of long-term sustainable growth. And as I said last time, we'd like to build on what they have established. But this mantra of sustainable growth, sustainable relationships is something that we encourage all the time.

So we kind of drive that through just sitting down and talking to the businesses about strategic plan. Because again, a lot of these founders have never thought about a five-year plan or a strategic plan or what they potentially do differently. We're quite happy to look at strategic acquisitions if there's a complimentary competitor as a bolt-on, it's not the driver or the culture as a whole because it takes as much effort from Stuart's team to do a bolt-on acquisition as it does to buy a standalone business. But it is something we will look at as the strategic advantage, we'll talk to the businesses about any limiting factors. Can we automate more? Can we bring in additional sort of equipment cap, extra grow revenues?

What's the financial structure around that? What's the payback period? And things like that. And market introduction because we've got a portfolio of businesses where we acquire a new business. We think is it got complimentary skills or services to our existing portfolio? Can we introduce them to some of our existing customers in other businesses? And that's something that goes both ways because, again, to the business that we've acquired, we'd like to see what they can provide and to see if there's advantage to the other portfolio companies. That portfolio effect is quite useful because if we buy a service that we can utilize within the group, we subcontract from our own business, we don't want to put a dollar in anybody else's pocket when we can put it in our own. So we have some material, how many businesses, if you need a forklift truck, get it from one of our internal businesses and it just drives a little bit of revenue, it's not a real huge impact.

But what we want to create this culture is we are one business, one family of businesses and where we can use our own services, let's make sure we do that. We share best practices when we've got businesses, similar issues, account management, like I say, where can we introduce our customers to all the services across the group? And on the right side there, we look to improve efficiency. We have group purchasing. The group purchasing doesn't buy all things and all products for the group because these businesses are autonomous and independent. So anything that's core competency stays within the business. But where that we can use our economies of scale to leverage better deals on stationary work wear, energy, we will do that and we'll buy as a group and pass those discounts back to the business. And there are things, three or four of our businesses had a common supplier in Ireland of some specialist equipment.

We sat down with that supplier and said, "Look, we are your second-largest customer in the UK if you aggregate all our purchases, therefore we want a better deal." And we've got a 5% discount and we've had that 5% discount for the last five or six years. And we've got a fantastic relationship with them because they want to do more business with us because they see us as having an economy of scale for them as a supplier. So again, we'll leverage a portfolio where we can to have efficiency. To give you some tangible examples, we'll go to the next slide. And again, I'm very conscious we don't want to give you 42 examples. So we're going to give you a couple of examples of operational improvements we made and then we'll give you a couple of examples of acquisitions. And again, I don't want to overemphasize this because what we want to do is buy good businesses led by good people, which is nine times out of 10 what happens.

CorpAcq Transcription	Page 15 of 39

And the founders and management teams we employ in the main are fantastic and drive their businesses forward. But on occasions you have to do something differently. So Carrylift was a material handling business that we acquired in 2010. It was established by two brothers in the 1980s. Once we acquired it, they stayed in the business, but one of the sons became the managing director and led that business. And between 2010 and 2016, revenues grew from about £14.5 million to £23.7 million.

So revenue growth was great. They expanded. It was a northern based business. They expanded into the south of England with depots and an offering. The problem was is that the EBITDA margin fell from 22.8% to 12.0%. And so we worked with the team to try and improve things to maintain that margin. We've not improved the margin, but for whatever reasons, there was a skills gap or a resistance to make the changes that needed to be made. So we changed the management. So our investor director who was looking after that business, went in and took over as the managing director for a period of time and completely re-engineered. So reevaluated the business top down and re-engineered the business. The business was primarily a selling business. So and it's kind of like car dealership. You sell a forklift truck, you might make two or 3% margins and you'll have some recurring hiring service, some recurring service costs and maintenance cost.

The business was re-engineered to be long-term contract hire business to build longstanding relationships with blue chip customers. So rather than sell trucks in twos and threes to mom and pop type businesses, which we still do, we expanded and developed relationships with large blue chip companies around logistics, around distribution. We won a contract last year for a company called Swissport. Swissport do all the logistics for all the airports in the UK. They have long-term contracts with Nissan Car factory in the UK. They have the logistics for a very prestigious car brand in the UK that I'm not allowed to name, but there's not too many prestigious British car companies. So it's German owned, but it still made in Britain.

And the impact that's had, they reviewed the overheads, it employs about 150 people. But now, but it did have about 200 members of staff. They closed some of the less profitable depots. And the impact of that is that since 2018, we've had a 10% CAGR in terms of EBITDA and the EBITDA margins increased by 11% to the end of 22. Improved utilization in the trucks, better long-term sustainable relationships, better visibility of revenues within the business and what's not on the slide because it's a 23 result, is so in 23, and those results will come out in the near term future, but there's another 400 basis point improvement in margin and that will continue because of these long-term contracts. So it's an example of where we've taken out the management, we've completely reengineered the business, which is not our model, not what we want to do, but we can demonstrate when we need to we've done it.

The next slide is a business called CaviTech. CaviTech is an engineering business that makes complex molds for personal care and pharmaceutical. So an individual mold. So when we acquired the business, larger customer was Gillette. Gillette had 70% of the revenue of that business. Gillette was a fantastic customer. They're very paternalistic, pay on time, manufacturing the mold 50% upfront. So cash generative, a great business, but these molds could cost $700,000-$800,000, up to $1 million each and could take nine months to manufacture. But it was a great business, great returns. The management of the business felt they were constrained because of the footprint of the that around revenues of around £8million. In 2017, they did just over £6 million and they felt they could grow it to potentially £8. Now we had a number of concerns, a number of concerns in terms of you don't really want 70% of your revenues with one customer. It doesn't matter how good that customer is.

CorpAcq Transcription	Page 16 of 39

So again, working with the management team, and again, I'll give all the credit to the management team, but working with the management team, how can we do things differently? How can we do things differently? And through better investment and more automation, we increased capacity through outsourcing some of the less profitable lower margin elements of the work, they're creating more capacity. And so in 2022, they've built long-term relationships with pharmaceutical companies or medical companies, Novo Nortis, Abbott, West Pharma. So they're do a lot of work around diabetes drugs and things like that. So again, kept to blue chip manufacturing base, but expanded the customer base. And we may have lost one or 2% in terms of margin, but in absolute terms the revenues have increased significantly and the profits can increase significantly. And you can see to 2022 10% revenue CAGR from '17 to '22 and 10% EBITDA CAGR.

Now what's interesting is, again, in 2023, so 2016, £6 million revenue in 2023, we will report £13 million of revenue. Remember £8 million pound ceiling up to £13 million. And of course the EBITDA in that business was £1.8 million. In 2023, we'll report £3.5 million. So we sacrificed one or two percentage points on the margin to improve the quantum to expand the customer base. So again, fantastic business. Stuart will give and Simon will give some examples of acquisitions.

Stuart Kissen, Head of Acquisitions, CorpAcq:

So we also wanted to show you some real world examples of both our acquisition origination and structures. So Cwmtillery Glass was a business or is a business that manufactures and distributes insulated glass units for predominantly windows and roofs. It was originated by our advisor network, so it was introduced to us as a potential strong strategic fit, but it was introduced in November 2020 during the COVID period when we had paused acquisitions and were taking a very defensive protective view of our portfolio. But the initial review of the business identified it as fitting all of our key acquisition criteria. Founder led and owned, a very long-standing trading history and really strong financial results, £5.6 million EBITDA and over 30% EBITDA a margin. So it remained in our pipeline. And as we approached Q4 2021, once we'd established that the business had remained stable, profitable continuation of results through that difficult period, we reengaged with the business and were able to reach an agreement on a deal.

And through the due diligence process, it just reaffirmed what a high quality business it was. State-of-the-art facilities, really well invested, automated efficient processes reflected in the margin. And we were able to then complete our deal in April 2022. And you can see the acquisition structure for that transaction very much in line with the templates that we look to execute. 50% cash, 22% subsidiary level debt. That was a combination of a mortgage on the property, HP on the manufacturing equipment and an ID facility. So all asset backed and then 28% in this circumstance, performance linked deferred consideration over a five-year period. And it's been a fantastic business, exceptionally well run with the founders still in place and very motivated to continue operating the business.

Sell-Side Analyst:

Is cash taken out of subsidiary businesses? [inaudible]

Stuart Kissen, Head of Acquisitions, CorpAcq:

I'm sorry, I didn't hear you.

Sell-Side Analyst:

Is the cash normally taken out of the business?

CorpAcq Transcription	Page 17 of 39

Stuart Kissen, Head of Acquisitions, CorpAcq:

Yeah, so the question was is the cash normally taken out of the business and we structure the transaction so we take our 20% return on a structural basis and then we'll have the opportunity to take further returns in due course as we get the surplus cash available.

Michael Klein, Chairman & CEO, Churchill Capital VII:

But you're actually touching on a really interesting extra point that we hadn't made upfront, which is oftentimes because of the tax structure in the UK, these businesses will build up assets they haven't distributed, the 50% plus minus tax on cash distributed for businesses. So often when they're making an acquisition, they'll acquire the business and part of the reason they can buy it at four times EBITDA is capital that was trapped can be released on a tax advantaged basis. And that's why these type of estate planning transactions are really very, very valuable.

Simon Orange, Founder & Chairman, CorpAcq:

Very rarely have these companies very rarely have any debt. A lot of these founders, as I said, they've built the business of over 20, 30, 40 years and a lot of them don't like debt, and they've very often got no debt and a load of assets.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Part of the secret sauce here is because you've got a founder who's an owner, who's got an estate management question, and part of that estate management is how do I sell the business? How do I pay the lowest tax? So the multiple paid is just a piece of the puzzle, which is part of the reason why these folks have focused so carefully on founder led. Not subsidiaries of public companies, not all the other things that private equity does. It's sort of second nature to them because it's how they operate it, but it's something that really is part of the secret sauce here.

David Martin, Chief Executive Officer, CorpAcq:

I think another nuance on the tax that's worth understanding is if you are of a certain age and you want to pass your well-earned money down to your children or grandchildren, you have to live for seven years for it to fall outside of inheritance tax, which is 40%. So not only would you have had to pay tax on drawing your money out of a business if you then die, inheritance tax is 40%. So if you gift it to your children or grandchildren, you have to survive a period of seven years.

Simon Orange, Founder & Chairman, CorpAcq:

We've got a similar system in the UK than you have in the US. If there's any point at which you can get taxed, you'll be. Heritage is another example. If you go to the next frame, this chap approached us. He was a customer, a 20-year customer of one of our businesses, and he has witnessed our ownership of this other business, and he came to us and said, "I never thought I'd sell, but if I can agree on a deal with you, I'll sell. If I can't agree to a deal with you, I'm just going to keep the business forever. I'm not going to market. I don't want to sell to trade and I don't want to sell to private equity." So this was a lovely business that had traded for 34 years. It was a fabricator of PVC windows, composite doors, aluminum windows and doors. He approached us initially in 2021, we couldn't get to an acceptable valuation.

What we were offering was just too low for him at the time. He was also, he'd done about £4.5 million in profit that year and he said he'd opened a couple of new divisions products and he said he was going to be doing £5.5 million the following year, and that's all well and good, but of course we didn't know that he was going to be doing that. We didn't want to be paying for that. So we stayed in touch. We resumed discussions in Q3, sorry, Q1 of 2023. He had done exactly what he said he was going to do almost to the pound. And as you can see in 23, he did about £5.4 million of EBITDA.

CorpAcq Transcription	Page 18 of 39

Sell-Side Analyst:

Have you ever had to go back and inject cash into a subsidiary?

Simon Orange, Founder & Chairman, CorpAcq:

So the question is, have we ever had to inject cash into a business? I can't think of where we've had to do that. During COVID, one of the businesses which we'd actually only recently acquired thought they were going to be in need of some cash help. We didn't think they did need it, but as a show of support, we owned 100% of the business. It really didn't matter to us whether money is in the head company or that company. I think we lent them about 400,000. Was it?

Simon Orange, Founder & Chairman, CorpAcq:

400,000.

David Martin, Chief Executive Officer, CorpAcq:

They didn't need it.

Simon Orange, Founder & Chairman, CorpAcq:

They didn't need it. Just to see them through what they thought was going to be a difficult period. I think they gave it us back three weeks later.

David Martin, Chief Executive Officer, CorpAcq:

There have been occasions over the last sort 10, 15 years where there's been a short-term issue, either around growth with contracts, et cetera. They've needed short-term funds and we've injected those short-term funds into the business, but they have been returned to us within a matter of, I think, six to eight weeks sort of timeframe. So occasionally we'll do it because occasionally there will be-

Simon Orange, Founder & Chairman, CorpAcq:

We'll do it. We'll do it. We like to support the businesses and we like these people to know they're supporting the businesses, but it's so infrequently it's definitely not material.

David Martin, Chief Executive Officer, CorpAcq:

And the money is returned. It's not gone into subsidiary and locked into subsidiary.

Sell-Side Analyst:

A follow-up question, what sort of multiple revenue are [inaudible]?

Simon Orange, Founder & Chairman, CorpAcq:

It's not something we measure. We care very little about revenues. We're much more about bottom line.

CorpAcq Transcription	Page 19 of 39

Sell-Side Analyst:

And then you refer to EBITDA as adjusted EBITDA, at some point if you could clarify the definition [inaudible].

Simon Orange, Founder & Chairman, CorpAcq:

Yeah, I'm sure we can.

Stuart Kissen, Head of Acquisitions, CorpAcq:

Because we take our return bias and management charges and other structure. It's what we want to show in each of the businesses is their true operating performance. So that's why you just-

Simon Orange, Founder & Chairman, CorpAcq:

Sorry, your question.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Just to finish up, if I can, given their plus, minus 20% EBITDA margins, you're typically paying about 80% of revenues. You're not paying above a one-time revenue multiple when you're paying four times cash flow and EBITDA margins are 20%. One of the questions, I think, embedded in yours on the low multiple, and I think Stuart did a really good job of explaining it, but just to reiterate a piece, you have founder-led businesses where founders want to stay on, where they have a specific desire for their brand and their existing community to continue to stay involved and be respected.

They have kids, they have other people engaged in the business. They don't want to sell it to a roll-up where the brand goes away. They don't want to sell it to private equity where they cut 6% out immediately. Now, if you leverage a business six times and sell it in two years, that 6% cut matters. If you're holding it for 25 years, that first 6% is not relevant. So the model that the team at CorpAcq has found is one of the most important things for them to do is to, in the acquisition search process, recognize who they are wasting time with. If they're meeting with someone who is likely to just say, "I want the last tick and I don't want to stay in the business. Stuart flips the switch and moves on to the next. And because there's well over 100,000 businesses that fit the criteria, they can kick out a lot of the things to the next. But if this model works because you want to stay involved, you want your brand, you want your community respect, you continue to want to have an estate planning structure. This is the only buyer in town.

David Martin, Chief Executive Officer, CorpAcq:

Let me just simply rephrase the question for anybody who's on Zoom. Ivan is asking, can we work with the analyst to provide more data or the data that's relevant to them?

David Martin, Chief Executive Officer, CorpAcq:

What we're not going to do is give detail on 42... We could because manage them as 42 individual companies. So I could tell you, I could answer, who are the stars? I could give you a lead table, etc.

Yeah, we have that information as internal management because we live and breathe what's happening in our portfolio. So we have a whole complex array of KPIs that are relevant to the businesses so they will be different. If you've got an asset-rich business that's a plant hire business, it's about asset utilization. If it's machine, it's production hours. They vary. Because of diversity of the businesses, you're not going to have a standard set of KPIs, other than macro-financial ones that are relevant to all 42 businesses.

CorpAcq Transcription	Page 20 of 39

But in terms of... And we'll come on to the financials now, actually. In terms of the high-level financials, we know, and we say at any given time, and this is information you're alluding to, and it's a loose comment to make, but any given time, a third of the portfolio are outperforming, a third are in line with expectations, and a third may be underperforming. Now, it's not to say we've got a third of our businesses that are poor. It may be the economic cycle. So we have a little cluster of businesses that offer different services, but their end market may be a new house building. A new house building in the UK is going through a down cycle because interest rates have been incredibly high. Now they're all good businesses, but they are underperforming.

But what we do know is that in the UK, the government has set targets to build 300,000 homes a year because there's a shortage of homes in the UK. And it's not even got close to that. House builders building 200,000 to 240,000 a year. They're doing well. That will cycle about round. As interest rates that start to normalize, those house builders will have the confidence to put the spade in the ground and start to build those houses. Those businesses that are in that third will cycle back around and over perform. But it's a constant moving feast. But yes, we have that information. What we've got to do is work with ICR, work with Churchill, work with you guys to understand, what are the metrics, what is the information that allows you with confidence to go to market? Do you want to comment? Do you know what I mean?

Michael Klein, Chairman & CEO, Churchill Capital VII:

Look, I think the intention will be to give the analysts what they need to make the investment decisions and recommendations. So that'll be guidance on the sectoral performance, guidance on key acquisitions that are made, and there'll be a steady drumbeat of announcements of acquisitions. There'll be a steady, clear update on the status of the pipeline and where the pipeline stands so that you have that within each quarter. There'll be a clear definition of the trends underlying each of the sectors that they're in, and what are factors that will impact those sectors? And there'll be clear MD&A guidance in terms of, what is driving revenue growth and what is driving margin? So short of giving you 42 P&Ls, you're going to get virtually everything else.

Simon Orange, Founder & Chairman, CorpAcq:

Yeah.

David Martin, Chief Executive Officer, CorpAcq:

Yeah.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Exactly right.

David Martin, Chief Executive Officer, CorpAcq:

Yeah, we could definitely do that. We have that information. I've probably got all 42 in my head.

CorpAcq Transcription	Page 21 of 39

David Martin, Chief Executive Officer, CorpAcq:

This is really a high-level view of financial, so it's not going to go into lots of detail. This first slide shows that CorpAcq consistently grows the portfolio. You can see from 2018 to our '23 estimates that our revenue has doubled in that timeframe. The 16% CAGR, over that of which about 4% is organic.

Again, just to demonstrate the robustness of the portfolio, you can see in 2020 our numbers were flat, which again shows the robustness because I'm sure COVID was as bad here as it was in the UK. It did decimate business. But all our business operated through that, which again shows resilience. And we make some simple changes. We go to the next slide, it shows you positive growth against all the cohorts. It's not as only the new businesses are growing. We stay focused on the business, whether it's Metcalfe Plant Hire, which was acquired in 2007, or whether it's our later acquisitions like Heritage. They all have the same focus. They all continue to grow. They're all profitable. And you can just see by cohorts. I'm not going to labor the point because I'm trying to get through this so we have time for questions.

The next slide shows margins. And again, over that same period, '18 to '23, 17% CAGR. And again, from '18 to '23, you can see that our EBITDA has more than doubled, whilst maintaining margins. We've not sacrificed margins across the group. We are consistent with our organic growth in that time period was around 7%. And again, the robust nature of the portfolio. In 2023, you can see a slight dip in terms of EBITDA. 2020, we took a very defensive and aggressive approach because nobody knew how long COVID was going to last. We actually grew free cash flow significantly in 2020, but we also took the opportunity to be more aggressive across the portfolio without taking cost out. That's reflected in the 2021 results because you can see that significant improvement in the improvement in EBITDA. We only made two small acquisitions at the end of '21. So most of that growth from '20 to '21 is a reflection of the bounce back from COVID and the actions we took to reduce cost.

Next slide, and forgive me for going at pace. Again, the idea of this slide, it may look a bit messy. Take a while to get your heads around. It shows you that our margins are not widely concentrated. But I think there are four takeaways that I just want to share on this. One, every business is profitable. We do not have an unprofitable business in... We're not turnaround specialists. We don't buy struggling businesses. Every business is profitable. Two, our margins are widely dispersed, from 5% is our currently lowest margin, up to 46%. So there's EBITDA margins, and there's a question coming.

Three, if you look at the bubble on the left-hand side, that contains our housing-related businesses, and so they will cycle around. It's not that they're consistently going to perform at that level, as the economic cycle for new build housing changes in the UK. They will move further to the right. And then fourth, if you go back to Stuart's slide on the deal... Don't go back to it, but on the deal pipeline, so on the deal pipeline, the deal pipeline is showing that we are looking at a 20% plus EBITDA margin. So we are constantly looking to move that margin to the right of that scale. And those are the only one takeaways on that. If you go to the next slide, it really does show our cash conversion is around 60% net of CapEx.

Sell-Side Analyst:

EBITDA margin, how does that improvement happening, is it by lowering headcount or getting better costs]? [inaudible]

Ashish Gupta, Investor Relations:

So the question was about the EBITDA margin?

David Martin, Chief Executive Officer, CorpAcq:

Yeah.

CorpAcq Transcription	Page 22 of 39

Simon Orange, Founder & Chairman, CorpAcq:

There's just lots of different things. So we did lower the headcount during COVID, but there's and lots of things around the edges. Central buying, improved margins, improved customers. So it's across a number of different areas.

David Martin, Chief Executive Officer, CorpAcq:

Longer term sustainable contracts and profits. We're constantly looking just to tweak up the businesses, little by little. There's no single thing. Okay? So cash conversion traditionally is around 60% there. CapEx, you can see during the COVID years, we actually increased that, which again, demonstrates our ability to control our CapEx spend and generate cash as we need to. 2022 is a little bit higher or a little bit lower, depending which way you want to do it. CapEx is a little bit higher, partly due to delayed impacts from pandemic and partly due to growth of CapEx, which has been demonstrated Carrylift, which was the example. We spent £8million on CapEx last year to service these long-term contracts. Ordinarily, CapEx in that business is around £3 million. They won't need to spend that extra £5 million for another seven years. So again, just illustrative numbers.

The last slide... No, not last slide. But I think this again just illustrates that we comfortably meet our targets. CorpAcq has a very robust budgeting system and a control framework that our numbers are incredibly predictable. Part of it is the protection from that diverse portfolio where a third may be outperforming, a third may be underperforming, always gives us a degree of compensation. But partly because we know these businesses very well and have our robust numbers. We issued the targets in July this year, and we are on track to deliver those targets this year. And that's all I want to give as a message is we are quite robust

Ashish Gupta, Investor Relations:

The question was about visibility into the business for 2024.

David Martin, Chief Executive Officer, CorpAcq:

Okay. We have our visibility for 2024, but I don't think I can share it yet.

Simon Orange, Founder & Chairman, CorpAcq:

No. We will be able to though.

David Martin, Chief Executive Officer, CorpAcq:

Yes, yes.

David Martin, Chief Executive Officer, CorpAcq:

Yeah, there's seasonality. There is definitely seasonality. No, ironically, our worst performing quarter is always Q1. So Q4 is normally strong. I know you've got December in there, but October, November are strong months for us.

Sell-Side Analyst:

Why is that? Is it because of tax reasons like in the US or something else?

David Martin, Chief Executive Officer, CorpAcq:

No, it can be if you've got businesses are under construction or plant hire that it's difficult to put a spade in the ground and the ground's frozen and things like that. So again, it depends on that mix of portfolio. That's a problem I could spend all day and tell you which maybe five or six businesses will be significantly impacted, but I don't think we want to go there.

CorpAcq Transcription	Page 23 of 39

Simon Orange, Founder & Chairman, CorpAcq:

I don't know what kind of detail analysts will need to go, but very simply, you could look at '23, add some growth in, and that would be your '24 number. It's pretty like that, unless we tell you something different because of some change.

Michael Klein, Chairman & CEO, Churchill Capital VII:

We helped that a little bit because the run rate of $169 is the run rate for the portfolio of acquisitions that are in the business as of the 2023. So if you have $169 of EBITDA, the historical growth, seven, eight, 9% EBITDA, a little higher last year. The then question becomes on top of that, what's the acquisition ramp during '24? There's a very good... And they'll take you through it, the pipeline that exists in terms of that. But we haven't put it to page, but if you take the $169 plus the base growth, the only open item then is how much acquired EBITDA will you have historically? And the target is to be growing with circa $25 million or so of EBITDA add-on per year through those acquisitions.

David Martin, Chief Executive Officer, CorpAcq:

Okay. Next slide. And again, similar slides on revenue and EBITDA. The first blocks are half-year audited results. So you can see revenue, 12% growth, of which there was organic, and then you can see we consistently and steadily grow the businesses. You've got 22 actual numbers there, last 12 months to June '23, Last 12 months with the second half of '23 estimates added on, and our estimate for 2023. All I want to say is that the business will continue to grow. And if you look at that on an EBITDA slide, you'll see it's similar 15% growth in terms of EBITDA, which 11% is organic, and this is an inflationary year in the UK, which just demonstrates our ability to pass through these costs because the businesses are so resilient and boring. So I gave an illustration of COVID and pandemic is an illustration of where we've passed on. The inflationary environment is settling down a little bit in the UK. And again, the same figures through 2022 through to '23 shows consistent growth. I'll hand over to Simon.

Simon Orange, Founder & Chairman, CorpAcq:

Thanks, Dave. This might answer your question a little bit, Mike. So over the last five years, we've grown at 16% a year, 4% organic. We see that there's upside to that we can increase because we can have a war chest. I'm going to be able to acquire more businesses. The total EBITDA growth is 17% a year, and 7% of that's organic. And again, we think there's upside in that, and we can certainly give guidance as to where we think that will be. The net CapEx is a percentage of revenue at 6%. We expect that to remain constant and the net working capital to a percentage of revenue at 3%. Again, we think that's going to be consistent. If you move to... We've got some information on acquisitions, but in the interest of time, I want to try and hit the more pertinent slides, so let's talk about 51.

Stuart Kissen, Head of Acquisitions, CorpAcq:

This really just shows you the diversity, but if you carry on this is exactly what you were asking for, Mike, and Michael alluded to. So what we show here is our 2023 estimate performance. But on top of that, because the acquisitions were applied through the year, we're showing you the run rate performance of the whole portfolio, and that'll be a key message that we'll continue to advise you on as we go forward. As we're acquiring businesses through the year, giving you our run rate going forward.

CorpAcq Transcription	Page 24 of 39

Stuart Kissen, Head of Acquisitions, CorpAcq:

And then in terms of just capital allocation, the simple summary is we want to continue to deploy on M&A, buying the companies and acquiring at least £20 million, $25 million EBITDA per year. Maintain a strong balance sheet with targeting a one and a half times debt to EBITDA ratio coming out from the transaction with the cash that's available, and staying as a go-forward policy on the three times net debt to EBITDA. And obviously delivering capital returns to investors. So strong opening dividend, representing 4% yield at current valuation, and then growing that base dividend going forward with 50% of the additional free cash flows from the acquisitions that we make. So in total then, in combination, delivering strong returns to shareholders through consistent EBITDA growth and consistent growth in dividend.

Simon Orange, Founder & Chairman, CorpAcq:

What we hope to achieve is, as has been said, we're going to pay the first half-yearly dividend a few weeks after close. We would hope that each dividend payment would be higher than the last one because of course, every acquisition we make, the dividend payment increases.

Michael Klein, Chairman & CEO, Churchill Capital VII:

And it's helpful to note, and it's a good summary for this section, because you asked about the 2024. You've got 169 million of EBITDA run rate funding that dividend. Interestingly, the dividend that they're eliminating by taking out the Goldman Sachs Preferred, which is a 15% security, is essentially what's now being given to the common shareholders. That's essentially where that capital is being freed up from. 169 million run rate is the current portfolio.

Christopher Nolan, Ladenburg Thalmann:

What is your view on stock buybacks? Let's say the stock trades way down below book? What is management's perspective on that?

Ashish Gupta, Investor Relations:

The question was on share repurchase.

Simon Orange, Founder & Chairman, CorpAcq:

Well, I don't know all of the rules and regulations yet. If our stock trades down, I will be trying to get as much of it as I can. Does that answer the question?

Michael Klein, Chairman & CEO, Churchill Capital VII:

So we're mindful of the SPAC market. And being mindful of the SPAC market, we targeted an acquisition that was not a technology driven pre-revenue company for this vehicle. In addition, paying a dividend, and to Mike's question earlier, this is the base dividend that will be grown over time by 50% increase in cash flow from newly acquired businesses. There are no companies that we're aware of from a SPAC perspective that pay a base dividend and ongoing, there was one that was converted to a mortgage rate, but for operating businesses. Our perspective is, that is a meaningful factor in downside protection from the standpoint of shareholders. But Simon's obviously indicated his use of proceeds and use of capital to the extent the stock trades lower.

CorpAcq Transcription	Page 25 of 39

Turn to page 54, just taking you through the transaction. We're here at NASDAQ. We're deeply appreciative for NASDAQ to take the company on board. We're relisting at NASDAQ. We have our final... What we expect to be our final filing of our documents. We've been through several rounds with the SEC. As indicated previously, because this is many companies rolled up into UK GAAP and then converted for PCAOB compliance and IFRS. We've had a miraculous E&Y, Marcum, BDO, three different forms of audits that we've gone through. So we spent a lot of time, many months preparing for our initial filing with the SEC., That allowed us to expedite these multiple rounds. So we feel very good that we are through that process and as soon as we're effective, we'll then move to a vote. So we're intending to close as fast as we can

We filed an extension as a fallback, if we were to need that. We may not need that. But if we were to need that, we have and we'll be setting and delivering to everyone the various different dates that matter, and we'll deliver that schedule to each of you.

In terms of the transaction overview, we started, as many of you know, with $1,400,000,000. We didn't need $1,400,000,000. In fact, the company didn't want to dilute themselves as much, so $600 million is the structure of the vehicle size today, having shrunk the vehicle through the extension process. We have quite a tight shareholding base. For those of you who have worked with Churchill before, you'll see a lot of the same names that have been consistently involved with us and we're pleased that they tend to stay with us throughout these processes. That $600 million, if it were to fully stay and not grown or not shrunk, the use of proceeds is as follows. The first $200 million or so goes to pay off the Goldman 15% preferred. Nothing against Goldman. They were good partners for the company, but that's an expensive security. Second bucket is just paying fees and expenses. Third bucket is to put cash on the balance sheet. Every dollar that's available, obviously to grow the business, given the acquisition pipeline is a positive.

The company had originally targeted that to the extent that there was excess beyond what they felt they needed, they would take some secondary proceeds. Simon is the major holder. He is got some other smaller holders that he's had for some time period. What they have determined, based upon the time between the announcement and this closing, and the build up of an acquisition pipeline, is they have a preference to use more capital to the balance sheet, use more capital for acquisitions, and as a result, take less capital for secondary proceeds. Secondary would be the last bucket of capital if it's available, and they've now indicated their preferences to cap that at $129 million of secondary proceeds because of the capital they'd like to have on the balance sheet.

Flipping the page, if we do that as we expect, and you'll see in a moment what that does to the leverage, because we're taking the leverage down to circa one and a half times and the company will take you through the really successful and attractive refinancing. Our valuation here on a pre-money basis and on a post-money basis are described here.

Given that we're operating today at about $169 million of run rate EBITDA, we've done the math on where that is on a 2024 basis. You'll see that this is at a circa 50% discount to where the peers are. We have taken a conservative approach here. We're including the debt, taking out the cash, and their selected minority interest. To your question, I think someone asked earlier, do we buy 100%? Always they buy control. Generally they buy 100%. There's a handful of businesses that there's not quite 100% so we've tagged that minority interest as part of the equation.

Flipping the page, I'll hand it over to the team to talk about the refinancing. One of the benefits of having been longer in process, is the refinancing has been done in advance of the transaction, so there's no transaction risk attached to the refinancing, and the refinancing is done very successfully.

CorpAcq Transcription	Page 26 of 39

Simon Orange, Founder & Chairman, CorpAcq:

Yeah. We had £200 million with Alcentra, which was due to be paid off, some of it later this year, some of it the following year. We've refinanced that to take us out to 2028, with a £200 million facility, plus an extra £100 million facility we can draw on to continue making further acquisitions. We've also, of the initial £200 million, they've also given us the flexibility to pay down £100 million of that and then redraw that as when want to use it for acquisitions. So rather than having the debt outstanding and cash in on our balance sheet, we can pay down to reduce the amount of debt, which significantly improves our cashflow.

Sell-Side Analyst:

This is a revolving facility?

Simon Orange, Founder & Chairman, CorpAcq:

Yes, effectively. Effectively a revolving facility. So, £100 million core with £200 million facility for acquisitions. It's at, well, it will be at five and a quarter over Sonya, based on our proposed balance sheet, which is 200 basis points below where we're paying now. So, we're improving our balance sheet and our debt ratio and our debt costs all over the place, which is good news. If you look at the next slide 58, the middle section is probably where you want to look at now, assuming the $600 million stays in the trust. We're going to have basically a net debt of $192 million, which is 1.5 times turnover, which we're very comfortable at. We will probably flex somewhere between 1.5 And somewhere below 3 as we go through our journey and keep acquiring businesses. But it's a healthy place to be.

Page 60, and somebody said to me in the break there, one of the critical questions is, why should we buy your stock? And I think these two sheets go towards why you should buy our stock. As Michael said, we're coming in at about a 50% discount to our true comparisons. We're buying at usually a lower multiple, and our dividend is starting at 4% as opposed to 1.5-ish, which the rest of the companies are paying. So, this compounding model is tried and tested over many years, both for those and a lot of these Nordic European businesses. So, although it's new to the US market, it's a tried and tested business strategy and one we're executing well.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Just to highlight, I'm sorry, the four peers today that are over $5 billion of current market cap, two close to $10 billion, there's clearly, clearly a market tested environment to have 150 to 250 companies in the portfolio. These are very similar businesses. They tend to be in smaller markets, i.e. the Nordic, then the UK. You could see at the bottom they're trading at 18, 19 times 2024. We've given you guidance that if you take the $169 plus the growth plus what we have in our portfolio, we'd be in the 7.0, 7.5 times on that consistent basis.

So, it's quite a discount on a multiple basis, and given the yield and obviously the yield is inversely correlated to the stock price, we're starting at 4%. The market yield is about one 1%, 1.5% for the peers. Obviously, if the stock trades as the company, and we believe it will, the yield will come down and the multiple will go up, but we'll all watch that based upon your strong recommendations.

Simon Orange, Founder & Chairman, CorpAcq:

And then, the slide 61 just shows, we basically, I won't go through all the detail, but we compare very well against these established businesses that are trading at 18, at 20 times multiple and paying a lower dividend And I imagine, or I hope, if that's the right word, our multiples might start matching the rest of our comparisons rather than the discount we're coming in at the moment.

CorpAcq Transcription	Page 27 of 39

Christopher Nolan, Ladenburg Thalmann:

You are reducing your leveraging, But you're not changing your cost of capital?

Simon Orange, Founder & Chairman, CorpAcq:

Well, yeah, we are with paying off Goldman Sachs, which is saving us a fortune, and we've reduced the cost of capital with the refinancing as well, as well as reducing the quantity.

Christopher Nolan, Ladenburg Thalmann:

Lower your leverage on the cost.

Simon Orange, Founder & Chairman, CorpAcq:

Correct.

Christopher Nolan, Ladenburg Thalmann:

Thank you.

Simon Orange, Founder & Chairman, CorpAcq:

Yeah. Thank you.

62 just is a further demonstration of our comparators, so it brings us to closing, really. So, the compounders are a proven successful strategy, and over the last 17 years, we've executed that strategy very well. We simply buy great companies and help them grow. We've got an experienced long serving management team with more than 60 years service with CorpAcq, so our senior team together have had 60 years together. We just have to keep doing what we've been doing for the last 17 years. We buy consistent stable companies and carry on working with them.

Christopher Nolan, Ladenburg Thalmann:

Quick question.

Simon Orange, Founder & Chairman, CorpAcq:

Yep.

Christopher Nolan, Ladenburg Thalmann:

And you also had substantial depreciation expenses. Why is that?

Stuart Kissen, Head of Acquisitions, CorpAcq:

So, as we showed you on the previous charts, our conversion from EBITDA down roughly 60% is our CapEx investments in the businesses. We've got some manufacturing, some asset rich businesses that need continued investment, but the cash conversion remains extremely strong at sort of 60% across the portfolio.

Christopher Nolan, Ladenburg Thalmann:

I have a question on that. In the United States, certain assets, they enable accelerated depreciation. Do you have that in the UK, or is it a US policy?

CorpAcq Transcription	Page 28 of 39

Stuart Kissen, Head of Acquisitions, CorpAcq:

Yeah, it's over a period of time and it's in line, based on different asset basis, you have a different depreciation timeline. But it's all on a consistent basis.

Simon Orange, Founder & Chairman, CorpAcq:

Every so often, they do introduce, to stimulate the market, they do introduce, you can have 100% write off in tax write-offs in a year. So, they do have things like that, but we've not accounted for any of that. We've just accounted for normal depreciation over the life of the asset.

Michael Klein, Chairman & CEO, Churchill Capital VII:

I do think one of the, and it's an important core to your question and ties to something earlier, because this isn't a set of BDC assets that move up and down with an NAV, it's a consolidated at acquisition balance sheet which then generates cashflow, this is not an NAV trading vehicle in that sense. It's not like a BDC in that regard. It's an operating business. We said in one of the earlier conversations when we announced this, we didn't mean it this way, it's the same kind of permanent holding structure that Berkshire Hathaway operates. You buy, you hold, you build, you own, and you compound. Obviously, this isn't the scale of Berkshire Hathaway, etc. We're not trying to indicate that, but the model is the same. This is a complete owned permanent operating company, not a set of investments that are BDC-like driven.

Christopher Nolan, Ladenburg Thalmann:

My concern that the net income margin was so low in the past, that the dividends will be diluting book value.

Michael Klein, Chairman & CEO, Churchill Capital VII:

And I think, as Stuart has indicated, but we'll provide the data for everyone, both in the appendix and going forward. The reduction in interest cost is so great that the historic margins are quite different than the forward margins.

Simon Orange, Founder & Chairman, CorpAcq:

Yeah, just an example, and there's a lot more interest debt. Between Goldman and Alcentra, we've paid out more than $50 million a year already, so it should be quite comfortable going forward.

Michael Klein, Chairman & CEO, Churchill Capital VII:

You're effectively, that net income margin, which includes the preferred dividends, the preferred dividends are coming out and dropping to below the line. So, we're actually building income by eliminating the preferred dividends, and that is what's coming and being used to pay the dividends below the line. I hate to be over the accounting, but that's kind of where it moves to because preferred dividends hit the net income line and common dividends are below.

Simon Orange, Founder & Chairman, CorpAcq:

Thanks everybody for coming. It was possibly a little bit longer than it could have been, and I've already had some points in the break, so hopefully a number of you can attend the next one we do and I suspect it will be more targeted, and certainly quicker and more to the point. Thanks very much. Oh yeah, we've got a question.

CorpAcq Transcription	Page 29 of 39

Raj Sharma, B-Riley:

Thank you. Is there a structural factor? A lot of the comps are trading on the Nordics at premium valuation multiples, and did you consider actually listing there instead of listing here to get the right multiple?

Simon Orange, Founder & Chairman, CorpAcq:

When you say structural factor?

Raj Sharma, B-Riley:

Is there a tax factor to the investors, or do they seem to list there a lot more?

Simon Orange, Founder & Chairman, CorpAcq:

Yeah, no, I think the list over there in the Nordics, because the compound model is a favored model over there, for whatever reason, it hasn't been favored in the UK.

Raj Sharma, B-Riley:

Long term.

Simon Orange, Founder & Chairman, CorpAcq:

It hasn't been favored in the US. We believe that is changing. It's such a good model.

Raj Sharma, B-Riley:

Right.

Simon Orange, Founder & Chairman, CorpAcq:

We believe it's changing. So our choice really was the UK or the US, and before we had to make that choice, we met Michael, we met Churchill, and we thought they'd be the right partner to bring us through. I think without exception, every investor or potential investor we've met really, really likes the story.

Raj Sharma, B-Riley:

For sure.

Simon Orange, Founder & Chairman, CorpAcq:

It's just low risk, high returns. I admit, we're going to have to work with the analyst for you to be able to forecast it, but I'm sure we'll get there.

Raj Sharma, B-Riley:

Its such an attractive model.

Simon Orange, Founder & Chairman, CorpAcq:

Yeah, I believe so. And the Nordic people are actually looking at coming over to the UK as well, so I think it's just going to become, I don't know the technicalities, but it could be an asset class on its own eventually, because it is such a very, very low risk, high return model.

CorpAcq Transcription	Page 30 of 39

Michael Klein, Chairman & CEO, Churchill Capital VII:

By the way, the private equity firms at the large cap are starting to understand this and having to do it in a different way. What they've been doing is having to take their long-dated assets and move them into something called a continuation fund. So, they essentially take one fund and they shift it to something longer, and those investors that want to stay holders roll into those continuation funds. So, they're actually starting to understand as well that this forced, "I got to be out in two or three years," makes them give up the best assets that they own too quickly.

The beauty of this and the concept of compounding is, you're buying an asset that you've done a lot of work to diligence, you've bought it really attractively, you've kept the founders on who've made it special, you've added and bolstered it with better, if you will, management oversight, cheaper capital, cheaper sourcing, so you've now created something that might've had 30 years of history.

Why would you want to give it up in two or three or four years if you can keep it and compound it? And if they have embedded returns on invested capital on lever of 20%, of course you want to continue to do that. Unless you felt you were buying a business that had a cliff attached to it, which is why they don't go and veer into commodity, and they don't go and veer into something that's overwhelmingly technologically sensitive. By taking that middle, mostly B2B, they've eliminated those tail risk entities.

Vladimir Bystricky, Citigroup Global Markets:

Can you talk a little about how you're thinking about going forward as you grow cashflow, balancing dividend growth versus retaining some of that cash for incremental acquisitions?

Simon Orange, Founder & Chairman, CorpAcq:

Yeah. So, the plan is to use 50% of the free cashflow creator with every acquisition which we think is a really important factor for our business and our share. But at the same time, 50% we create will go to that war chest. We won't need to use any of that. That 50% is going to keep growing for the next three years, four years, because we're going to start with the load of money.

I think we'll self-finance, again, with all the cash we're creating. I've not done those sums to be fair, but that's how we've balanced it up. It's going to be a long, long time before we're looking at raising capital.

Michael Klein, Chairman & CEO, Churchill Capital VII:

We kept pushing on this question in a different way, which is, if you can buy something at four times, why don't you buy everything you can at four times, which is a clear thing to do. If you just look at the scale of what the company, even as they grow can achieve in terms of numbers of acquisitions. If they buy, as they're indicating, call it $25 million of EBITDA per year, if they're paying circa four times, that's $100 million of acquisitions per year. In their model, to do that, they're only putting up between $25 and $50 million of equity cash to purchase it. So essentially, to achieve their $25 million target of growth in EBITDA per year, they're putting $25 to $50 million of cash.

They're generating more than that every year after the dividend, so they don't have yet the ability to grow and make more acquisitions at those same purchase prices. So they would be building excess cash beyond what they have. The cash they've got on the balance sheet post transaction, assuming no net cashflow, would allow them to double the EBITDA at those purchase prices. And every year, the cashflow is providing greater than the dividend amount. At a certain point, I suspect, if the teams get bigger in terms of acquisitions and they go beyond being able to make eight acquisitions per year, I suspect if Stuart has, as he indicated, the ability to build a US team in several years, you might spend more capital per year.

But it's, more than anything, I think, and you'll correct me, it's an ingestion capacity. You can only buy that many businesses per year. They just can't use all the capital. Is that a fair way to put it?

CorpAcq Transcription	Page 31 of 39

Simon Orange, Founder & Chairman, CorpAcq:

Yeah, I think that all makes perfect sense.

Ashish Gupta, Investor Relations:

We're going to go to the Zoom. Andy, would you please go ahead?

Andrew Kaplowitz, Citigroup Global Markets:

Yeah. Hey guys, thanks for the presentation. Simon, when you started the company, I think we were just going into a low/zero rate interest environment, and obviously we've come out of that. Have you noticed that it is at all harder to do deals now, whether it's valuation, rates, pushback? I mean, it seems like, I just don't want to take the $25 million for granted. I'm sure you don't, but how do you think about that?

Simon Orange, Founder & Chairman, CorpAcq:

Yeah, thanks Andrew. Great question. So, things have changed over the 17 years. I think a big change is the funding environment in the UK. At the beginning of CorpAcq's life, we could probably put maybe 10 or 15 or 20% cash into a deal and get all of the rest funded using institutional funding and deferred consideration. These days, it's so difficult to get funding other than asset-based funding in the UK. So, we have to put more money in ourselves, so that reduces, theoretically, the returns we could have got gotten if the funding was as it was at the beginning of the CorpAcq, at beginning of the company.

But what it also does is makes it harder for all the competition to get involved. So, with the capital we're going to raise here and our long-term reputation, it just helps us become, as I say, the preferred buyer, and makes it harder for other people to get involved. And the interest rates, I mean, I know we've had a zero interest rate period for a while, but I think SONIA at about 5%, I don't know if you go about 50 years or you go forward 50 years, I think that's probably about right. It doesn't cause us any issues at all. And as regards, taking for granted the $25 million, we definitely can't take it for granted, but we're absolutely sure we can deliver on that because we're very experienced in this market, and the only thing that's held us back in the past is access to capital and this transaction solves that for us.

Michael Klein, Chairman & CEO, Churchill Capital VII:

The company's never had a "0% environment". In a funny way, because the company's been growing at scale, it's actually one of the few companies where the cost of capital is dropping dramatically. When you have to go to the 15% pref market, because that's where you have to borrow, you're not getting the benefit of what was a zero cost environment. When you have to have the Alcentra facility, you weren't getting the benefit. So, as they've scaled, their availability of capital and their cost of capital has arguably gone down for everything they're borrowing and using, despite the market for what is the more general interest rate environment. It's just another symptom of what's broken, if you will, in the UK commercial funding market. It's not that there was a whole group of capital available for midsize high yield transactions. It just didn't exist in that market.

CorpAcq Transcription	Page 32 of 39

Andrew Kaplowitz, Citigroup Global Markets:

I just want to follow up on one other topic. You guys, you talked about sort of the steady growth over time, and I know I'm going to get the question of, the UK economy obviously has gone through a bit of more of a difficult time, especially sort of in that, let's call it '22, '23 timeframe. It doesn't seem like you had any issues. But I guess my question is, is it just because, overall, your over 40 businesses on average were fine? Was there one or a handful of businesses that led the charge? And you noticed that you started ramping up acquisitions again, so did you break out core during that time versus acquisitions so we can kind of point to, look, you just weren't really cyclical even though the UK had a pretty difficult time of it for a while?

David Martin, Chief Executive Officer, CorpAcq:

Yeah, great question Again, Andrew. The reality is, is there will be underperforming businesses in any portfolio of this size, but they'll rotate depending upon the economy. So, organic growth, like I say, it's been consistently 7%. And actually, last year, despite the economic environment, EBITDA grew at 11%, and that's in that high inflationary environment. So, and it's not one or two businesses. It might be 15 or 16 are outperforming, 5 might be underperforming, and the rest may be on target.

Simon Orange, Founder & Chairman, CorpAcq:

Sorry, mate. Andrew, another point here, which we've not made, if you've got a national business with 42 depots, 42 branch managers and 6 area managers, just to give an example, when COVID comes, they shut down for three months. Health and safety, it's a very simple decision. They closed down. Happened all over the UK. I imagine it happened all over the US. If you go to each individual business of ours and you try and stop them, you try and stop them operating, you try and close them down, it's a different mentality. These people find a way to make it work. So, through recessionary environments, through Covid, through 2008, there's an unbelievable commitment from these business owners that normal, normal managers just don't have. So, I think that goes some way to explain why, even through tough times, that our businesses do well.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Yeah, no, I also think the point that is the high point, if you will, of negative focus on the UK economy has been inflation, because inflation got as high as 10%, 11%. It's obviously come off meaningfully. If you're passing through your costs on a B2B business, in a perverse way, inflation actually provides you with growth if you can hold margin. And because this business has core critical businesses, they've been able to pass through margin, they've actually been able to hold their EBITDA margin during an inflationary environment, that's actually not been harmful to the business. So, the main problem, you saw some of the statistics earlier, the main problem has not been employment. The main problem has been inflation, and because of the strength of the management team and their data and their focus on pushing up price, they've been able to keep margin.

Andrew Kaplowitz, Citigroup Global Markets:

Very helpful guys. Thank you.

Mike Shlisky, DA Davidson:

Yeah. I just wanted to follow up on Andy's question. Can you maybe share with us maybe the maximum drawdown or maybe the worst organic decline you've seen since CorpAcq started? Have you seen a 10% down year, or has it always been just a few percent up and down, or?

CorpAcq Transcription	Page 33 of 39

Simon Orange, Founder & Chairman, CorpAcq:

Sorry.

David Martin, Chief Executive Officer, CorpAcq:

What's the worst time?

Mike Shlisky, DA Davidson:

Kind of the worst you've ever seen. Just over history, how bad could it get?

Simon Orange, Founder & Chairman, CorpAcq:

Yeah, I think definitely, the worst year we've had is Covid year, 2020.

Mike Shlisky, DA Davidson:

Okay.

Simon Orange, Founder & Chairman, CorpAcq:

Yeah, without question. Our top line, I think, stayed about level. Normally, would've expected it to grow, and our EBITDA dropped a very small amount, so we've never had worse than that.

Mike Shlisky, DA Davidson:

Hasn't been a really bad year.

David Martin, Chief Executive Officer, CorpAcq:

Yeah. I think '08, '09 was difficult, but we were still learning.

Mike Shlisky, DA Davidson:

Right. That was a long time ago.

David Martin, Chief Executive Officer, CorpAcq:

Yeah. So, we were still refining the model.

Simon Orange, Founder & Chairman, CorpAcq:

I don't think the EBITDA dropped though, did it?

David Martin, Chief Executive Officer, CorpAcq:

It was flat.

Simon Orange, Founder & Chairman, CorpAcq:

Oh, was it flat?

CorpAcq Transcription	Page 34 of 39

David Martin, Chief Executive Officer, CorpAcq:

Yeah. It was flat.

Simon Orange, Founder & Chairman, CorpAcq:

Yeah.

Mike Shlisky, DA Davidson:

Thank you.

Simon Orange, Founder & Chairman, CorpAcq:

If David's telling you it's flat, it was definitely flat.

Sorry. Yeah.

Sell-Side Analyst:

Thank you.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Any other questions from the Zoom, Andy or otherwise? Or in the room?

David Martin, Chief Executive Officer, CorpAcq:

Thank you for your time.

Simon Orange, Founder & Chairman, CorpAcq:

Thanks very much.

Michael Klein, Chairman & CEO, Churchill Capital VII:

Thank you, everybody.

David Martin, Chief Executive Officer, CorpAcq:

Thank you.

Simon Orange, Founder & Chairman, CorpAcq:

Thank you.

CorpAcq Transcription	Page 35 of 39

About CorpAcq Holdings Limited

CorpAcq Holdings Limited (“CorpAcq”) is a corporate compounder founded in 2006 with deep commercial experience and a diversified portfolio of 42 companies (as of December 31, 2023) across multiple large industries. CorpAcq has a track record of unlocking business potential and long-term growth for small and medium-sized enterprises through its established M&A playbook and decentralized operational approach. CorpAcq's executive team develops close relationships with their subsidiaries' management to support them with financial and strategic expertise while allowing them to retain independence to continue to operate their business successfully. CorpAcq is headquartered in the United Kingdom.

About Churchill Capital Corp VII

Churchill Capital Corp VII (“Churchill VII”) was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

This communication does not contain all the information that should be considered concerning CorpAcq’s business combination with Churchill VII (the “Business Combination”) and the other transactions contemplated thereby (the “Transactions”) and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions.

The registration statement on Form F-4 filed by CorpAcq Group PlcLC in respect of the Business Combination (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) includes a proxy statement/prospectus to be distributed to Churchill VII’s stockholders and warrantholders in connection with Churchill VII’s solicitation for proxies for the vote by Churchill VII’s stockholders and warrantholders in connection with the Transactions and other matters described in the Registration Statement, as well as the prospectus relating to the offer and sale of securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Transactions. On January 19, 2024, Churchill VII filed a definitive proxy statement with the SEC in connection with Churchill VII’s solicitation of proxies for its special meeting of stockholders (the “Extension Proxy Statement”) to be held to approve, among other things, an extension of the date by which Churchill VII must consummate the Transactions (or any other initial business combination) from February 17, 2024 to August 17, 2024 (or such earlier date as determined by the board of directors of Churchill VII) (such meeting, the “Extension Special Meeting”).

Before making any voting or other investment decisions, Churchill VII’s stockholders and warrantholders and other interested persons are advised to read the Registration Statement and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Churchill VII’s solicitation of proxies for its special meeting of stockholders and its special meeting of warrantholders to be held to approve, among other things, the Transactions, as well as other documents filed with the SEC by Churchill VII or CorpAcq Group Plc in connection with the Transactions and the Extension Proxy Statement and any amendments thereto, as these documents will contain important information about CorpAcq, CorpAcq Group Plc, Churchill VII and the Transactions.

After the Registration Statement has been declared effective, Churchill VII will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders and warrantholders as of the record date established for voting on the Transactions. Churchill VII is in the process of mailing the Extension Proxy Statement and other relevant documents to its stockholders as of the record date established for voting at the Extension Special Meeting. Stockholders and warrantholders may also obtain a copy of the Registration Statement (and definitive proxy statement/prospectus, once available), the Extension Proxy Statement, as well as other documents filed by Churchill VII with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp VII at 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Free copies of the Proxy Statement and other documents filed at the SEC may be obtained at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp VII, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

CorpAcq Transcription	Page 36 of 39

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Churchill VII and CorpAcq have based the forward-looking statements on its current expectations about future performance, timing and events. The forward-looking statements in this communication include, but are not limited to, statements regarding estimates and forecasts of financial and operational metrics and the anticipated timing for the Business Combination to close. The forward-looking statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of CorpAcq’s and Churchill VII’s respective management teams and are not predictions of actual timing and/or performance. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved. The forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may materially differ from assumptions. Many actual events and circumstances are beyond the control of Churchill VII and CorpAcq. The forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Churchill VII and CorpAcq that may cause the timing and/or performance indicated in this communication to be materially different from any actual future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include changes in domestic and foreign business changes in the competitive environment in which CorpAcq operates; CorpAcq's ability to manage its growth prospects, meet its operational and financial targets, and execute its strategy; the impact of any economic disruptions, decreased market demand and other macroeconomic factors, including the effect of a global pandemic, to CorpAcq's business, projected results of operations, financial performance or other financial metrics; CorpAcq's reliance on its senior management team and key employees; risks related to liquidity, capital resources and capital expenditures; failure to comply with applicable laws and regulations or changes in the regulatory environment in which CorpAcq operates; the outcome of any potential litigation, government and regulatory proceedings, investigations, actions (including any potential U.S. or U.K. government shutdowns) and inquiries that Churchill VII or CorpAcq may face; assumptions or analyses used for CorpAcq's forecasts proving to be incorrect and causing its actual operating and financial results to be significantly below its forecasts; CorpAcq failing to maintain its current level of acquisitions or an acquisition not occurring as planned and negatively affecting operating results; the inability of the parties to successfully or timely consummate the Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect CorpAcq Group Plc, which will be the combined company after the Transactions, or the expected benefits of the Transactions or that the approval of the stockholders of Churchill VII is not obtained; the risk that stockholders of Churchill VII could elect to have their shares redeemed by Churchill VII, leading to either Churchill VII failing to satisfy continued listing requirements for Nasdaq or Churchill VII having insufficient cash to complete the Transactions; the outcome of any legal proceedings that may be instituted against CorpAcq or Churchill VII; changes in applicable laws or regulations; the ability of Churchill VII or CorpAcq Group Plc to issue equity or equity linked securities in connection with the Transactions or in the future; the impact of certain geopolitical events, including wars in Ukraine and the surrounding region and the Middle East; the impact of a current or future pandemic on CorpAcq, CCVII, or CorpAcq Group's projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; those factors discussed in under the heading “Risk Factors” in the Registration Statement and Amendment No. 2 to the Registration Statement filed with the SEC on January 26, 2024 (“Amendment No. 2”), as may be further amended from time to time, and other documents filed, or to be filed, with the SEC by Churchill VII or CorpAcq Group Plc. If any of these risks materialize or CorpAcq’s, CorpAcq Group Plc’s or Churchill VII’s assumptions prove incorrect, actual timing and/or performance could differ materially from the timing and/or performance implied by the forward-looking statements. There may be additional risks that CorpAcq, CorpAcq Group Plc nor Churchill VII presently know or that CorpAcq, CorpAcq Group Plc and Churchill VII currently believe are immaterial that could also cause actual timing and/or performance to differ materially from those contained in the forward-looking statements. In addition, the forward-looking statements reflect CorpAcq’s, CorpAcq Group Plc’s and Churchill VII’s expectations and views as of the date of this communication. CorpAcq, CorpAcq Group Plc’s and Churchill VII anticipate that subsequent events and developments will cause CorpAcq’s, CorpAcq Group Plc’s and Churchill VII’s assessments to change. However, while CorpAcq, CorpAcq Group Plc and Churchill VII may elect to update these forward-looking statements at some point in the future, CorpAcq, CorpAcq Group Plc and Churchill VII specifically disclaim any obligation to do so. The forward-looking statements should not be relied upon as representing CorpAcq, CorpAcq Group Plc and Churchill VII’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. An investment in CorpAcq, CorpAcq Group Plc or Churchill VII is not an investment in any of CorpAcq’s, CorpAcq Group Plc’s or Churchill VII’s founders’ or sponsors’ past investments or companies or any funds affiliated with any of the foregoing.

CorpAcq Transcription	Page 37 of 39

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a proxy statement or solicitation of a proxy, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

CorpAcq, CorpAcq Group Plc, Churchill VII, Churchill Sponsor VII LLC and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Churchill VII’s stockholders and warrantholders with respect to the Transactions. A list of the names of Churchill VII’s directors and executive officers and a description of their interests in Churchill VII is set forth in certain filings with the SEC, including (but not limited to) the following: (1) Amendment No. 2 (and specifically, the following sections: “Risk Factors-Risks Related to Churchill and the Business Combination”; “Information Related to Churchill-Management, Directors and Executive Officers”; “The Business Combination-Interests of Certain Persons in the Business Combination; Interests of the Churchill Initial Stockholders and Churchill’s Directors and Officers”; “Beneficial Ownership of Churchill Securities” and “Certain Relationships and Related Person Transactions-Churchill Relationships and Related Person Transactions”, (2) the Form 10-K filed by Churchill VII with the SEC on March 17, 2023 (and specifically, the following sections: “Item 1A. Risk Factors”; “Item 10. Directors, Executive Officers and Corporate Governance”; “Item 11. Executive Compensation”; “Item 12. Beneficial ownership”; “Item 13. Related party transactions” and “Item 15. Exhibits, Financial Statement Schedules-Note 5. Related Party Transactions”, (3) the Form 10-Qs filed by Churchill VII with the SEC on May 10, 2023,  August 9, 2023 and November 9, 2023 (and specifically, the discussion under “Item 1. Financial Statements-Note 5. Related Party Transactions” section in each such Form 10-Qs, respectively), (4) the Form 8-K filed by Churchill VII with the SEC on August 7, 2023 (and specifically, the disclosure under “Item 1.01 Entry Into a Material Definitive Agreement-Amended and Restated Sponsor Agreement”), (5) the Form 8-K filed by Churchill VII with the SEC on December 26, 2023 (and specifically, the disclosure under “Item 1.01 Entry Into a Material Definitive Agreement-Consent and Merger Agreement Amendment”), (6) the SCHEDULE 14A filed by Churchill VII with the SEC on January 22, 2024 (and specifically, the following sections: “The Business Combination-Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Churchill Securities”), and (7) other documents that may be filed with the SEC from time to time in connection with the Transactions, each of which will be available free of charge at the SEC’s website located at www.sec.gov, or by directing a written request to Churchill Capital Corp VII at 640 Fifth Avenue, 12th Floor, New York, NY 10019. Additional information regarding the participants in the proxy solicitation and a description of their respective direct and indirect interests will be included in the definitive proxy statement/prospectus relating to the offer of securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Transactions once such information becomes available.

Churchill VII stockholders, potential investors and other interested persons should read each of the filings listed above and the definitive proxy statement/prospectus relating to the offer of the securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Transactions once such documents are available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

CorpAcq Transcription	Page 38 of 39

Investor Relations Contact:

Email: CorpAcqIR@icrinc.com

Media Relations Contact:

Christina Stenson / Michael Landau
Gladstone Place Partners
(212) 230-5930

CorpAcq Transcription	Page 39 of 39